Exhibit 10.14

JOINDER TO SPONSOR LETTER AGREEMENT

This Joinder to Letter Agreement (this “Joinder”) is made and entered into as of [*], by and between Stonebridge Acquisition Sponsor II LLC, a Delaware limited liability company (the “Sponsor”) and [*] (the “Undersigned Director”).

Reference is hereby made to that certain Letter Agreement dated as of September 30, 2025 (the “Sponsor Letter Agreement”), by and among Maxim Group LLC, StoneBridge Acquisition II Corporation, a Cayman Islands exempted company (the “Company”) and the Sponsor.

WHEREAS, the Undersigned Director is being issued an aggregate of 25,000 Class B ordinary shares, par value $0.0001 per share, of the Company (the “Shares”), as compensation for his services as an independent member of the board of directors of the Company (the “Board”) and a member of committees of the Board;

WHEREAS, the Shares are being transferred by and from the Sponsor to the Undersigned Director; and

WHEREAS, the Undersigned Director desires to become a party to the Sponsor Letter Agreement and be bound by all of the terms and provisions of the Sponsor Letter Agreement with respect to such Shares.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Undersigned Director hereby: (i) acknowledges that he has received and reviewed a complete copy of the Sponsor Letter Agreement; and (ii) acknowledges and agrees that upon execution and delivery of this Joinder, the Undersigned Director shall become a party to the Sponsor Letter Agreement, and will be fully bound by, and subject to, all of the terms and conditions of the Sponsor Letter Agreement, as though an original party thereto for all purposes of the Sponsor Letter Agreement.

2. The Undersigned Director agrees to execute and deliver such further instruments and documents and do such further acts as the Company may deem necessary or proper to carry out more effectively the purposes of the Sponsor Letter Agreement and this Joinder.

3. This Joinder does not amend or modify the Sponsor Letter Agreement except to add the Undersigned Director as a party thereto.

4. This Joinder shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to conflicts of law principals that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Joinder shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

5. This Joinder may be executed in two or more counterparts, all of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature page follows]

IN WITNESS WHEREOF, this Joinder has been duly executed by the parties hereto as of the day and year first written above written.

STONEBRIDGE ACQUISITION SPONSOR II LLC

By BP SPAC Sponsor II LLC, its Managing Member

By:
	Name:	Bhargav Marepally
	Title:	Managing Member

	Name:	Prabhu Antony
	Title:	Managing Member

DIRECTOR

Name:
	Title:	Director

[Signature Page to Joinder to Sponsor Letter Agreement]

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